Exhibit 99.1

For Immediate Release

October 25, 2012

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports third quarter 2012 financial results

GULFPORT, Miss. (October 25, 2012) — Hancock Holding Company (Nasdaq: HBHC) today announced financial results for the third quarter of 2012. Operating income for the third quarter of 2012 was $49.8 million or $.58 per diluted common share, compared to $47.0 million, or $.55 in the second quarter of 2012. Operating income was $45.2 million, or $.53, in the third quarter of 2011. Operating income is defined as net income excluding tax-effected merger-related costs and securities transactions gains or losses. In addition, for the third quarter of 2012, operating income excludes the tax-effected expenses associated with the repurchase of a portion of Whitney Bank’s subordinated debt (sub debt). Included in the financial tables is a reconciliation of net income to operating income.

During the second quarter of 2012 the Company initiated a tender offer for up to $75 million of Whitney Bank’s sub debt. A total of $150 million of sub debt was issued by Whitney National Bank in March 2007 at a rate of 5.875%. In July 2012, the tender was consummated, and approximately $52 million of the Whitney sub debt was repurchased. In addition to paying the indebtedness represented by the notes and accrued interest, the Company incurred approximately $5.3 million in costs, including a premium of $5.1 million.

Hancock’s return on average assets, on an operating basis, was 1.07% for the third quarter of 2012, compared to 1.00% in the second quarter of 2012, and 0.92% in the third quarter a year ago.

Net income for the third quarter of 2012 was $47.0 million, or $.55 per diluted common share, compared to $39.3 million, or $.46 in the second quarter of 2012. Net income was $30.4 million, or $.36, in the third quarter of 2011. Pre-tax earnings for the third quarter of 2012 included no merger-related costs. The second quarter of 2012 and third quarter of 2011 included pre-tax merger-related costs of $11.9 million and $22.8 million, respectively.

The Company’s pre-tax, pre-provision profit for the third quarter of 2012 was $78.5 million compared to $75.8 million in the second quarter of 2012 and $73.9 million in the third quarter of 2011. Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs, securities transactions gains or losses and the sub debt redemption expenses. Included in the financial tables is a reconciliation of net income to pre-tax, pre-provision profit.

Hancock reports third quarter 2012 financial results

October 25, 2012

“During the third quarter we continued to make progress on several fronts and generated solid quarterly results,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “We produced net loan growth of over $350 million, realized additional quarterly cost savings, expanded the net interest margin and improved our operating ROA this quarter, and remain committed to improving upon these overall results and growing our company.”

Highlights & Key Operating Items from Hancock’s Third Quarter Results

Total assets at September 30, 2012, were $18.5 billion, compared to $18.8 billion at June 30, 2012.

Loans

Total loans at September 30, 2012 were $11.4 billion, up $356 million, or 3%, from June 30, 2012. Excluding the FDIC-covered portfolio acquired with People’s First, which declined $32 million during the third quarter, total loans were up $388 million, or approximately 4%, linked-quarter.

The net growth noted above represents a slowdown in the pace of loan payoffs, and more significantly, the impact of both strategic new hires and the completion of the Company’s systems integration process. New loans and refinancings of over $700 million were funded in markets throughout the company’s footprint from both existing and new customers, exceeding regularly scheduled payoffs and paydowns.

The net loan growth was mainly generated in the commercial and industrial (C&I) portfolio, up 9% linked-quarter. The growth reflected activity in Houston, Greater New Orleans, western Louisiana and several Florida markets, with a sizeable portion of the new business generated from customers in the energy sector. As of September 30, 2012 the Company’s energy portfolio totaled $758 million, up $125 million from June 30, 2012.

Hancock’s loan pipeline remains strong, but the market for new loans remains highly competitive. Although management expects continued net loan growth in future quarters, the rate of growth may be below the pace in the current quarter.

For the third quarter of 2012, average total loans were $11.3 billion, an increase of $119 million, compared to the second quarter of 2012.

Deposits

Total deposits at September 30, 2012 were $14.8 billion, down $158 million, or 1%, from June 30, 2012. Average deposits for the third quarter of 2012 were $14.8 billion, down $308 million, or 2%, from the second quarter of 2012.

Hancock reports third quarter 2012 financial results

October 25, 2012

Noninterest-bearing demand deposits (DDAs) totaled $5.2 billion at September 30, 2012, up $111 million, or 2%, compared to June 30, 2012. DDAs comprised 35% of total period-end deposits at September 30, 2012, up slightly from June 30, 2012.

Time deposits (CDs) totaled $2.4 billion at September 30, 2012, down $110 million from June 30, 2012. During the third quarter, approximately $600 million of time deposits matured at an average rate of .54%, of which approximately two-thirds renewed at an average cost of 0.21%.

Interest-bearing public fund deposits were down $158 million linked-quarter reflecting the seasonal nature of these types of deposits. Typically these deposits reflect higher balances around the beginning of the year with subsequent reductions beginning in the summer months.

Asset Quality

The Company’s total allowance for loan losses was $135.6 million at September 30, 2012, compared to $140.8 million at June 30, 2012. The ratio of the allowance for loan losses to period-end loans was 1.19% at September 30, 2012, down from 1.27% at June 30, 2012. Charge-offs against the portion of allowance established for previously-identified impairment of certain pools of FDIC-covered loans reduced the total allowance by $3.5 million. The Company identified no additional impairment on these covered loan pools in the quarterly review as of September 30, 2012 and, as a result, recorded no provision for loan losses on the covered portfolio for the third quarter of 2012.

Hancock recorded a total provision for loan losses for the third quarter of 2012 of $8.1 million, virtually unchanged from $8.0 million in the second quarter of 2012. The provision for non-covered loans increased to $8.1 million in the third quarter of 2012 from $7.0 million in the second quarter of 2012. As noted above, no provision was recorded in the third quarter of 2012 for the FDIC-covered portfolio. The net impact on provision expense from the covered portfolio in the second quarter of 2012 was $1.0 million.

Net charge-offs from the non-covered loan portfolio in the third quarter of 2012 were $9.7 million, or .34% of average total loans on an annualized basis. This compares to net non-covered loan charge-offs of $10.2 million, or .37% of average total loans, for the second quarter of 2012.

The allowance calculated on the portion of the loan portfolio that excludes covered loans and loans acquired at fair value in the Whitney merger totaled $79.7 million, or 1.21% of this portfolio at September 30, 2012 and $81.4 million, or 1.40% at June 30, 2012. This ratio is expected to decline as the proportion of this portfolio representing new business from Whitney’s operations grows, other factors held constant.

Hancock reports third quarter 2012 financial results

October 25, 2012

Non-performing assets (NPAs), which exclude acquired credit-impaired loans from Whitney and People’s First, totaled $298 million at September 30, 2012, up $27 million from $271 million at June 30, 2012. Non-performing assets as a percent of total loans, ORE and foreclosed assets was 2.58% at September 30, 2012, compared to 2.42% at June 30, 2012. The increase in overall NPAs reflects an increase in nonaccrual loans of $22 million, an increase of $13 million in restructured loans, and a decline of $8 million in ORE and foreclosed assets. The increase in nonaccrual loans is mainly related to a small portion of Whitney’s acquired portfolio that was performing at acquisition date and has subsequently moved to nonaccrual. The loans are comprised of smaller dollar residential mortgage and commercial credits, mainly located in Louisiana.

Management continues to work towards reducing the overall level of nonperforming assets and currently has approximately $60 million of its total ORE portfolio under sales contracts that are scheduled to close in the fourth quarter of 2012.

Additional asset quality metrics for the acquired (Whitney), covered (Peoples First) and originated (Hancock legacy plus Whitney non-acquired loans) portfolios are included in the financial tables.

Net Interest Income

Net interest income (TE) for the third quarter of 2012 was $180.1 million, virtually unchanged from the second quarter of 2012. Average earning assets were $15.8 billion in the third quarter of 2012, down $336 million from the second quarter of 2012.

The net interest margin (TE) was 4.54% for the third quarter of 2012, up 6 basis points (bps) from 4.48% in the second quarter of 2012. The core margin (net interest margin excluding total net purchase accounting adjustments) compressed approximately 5bps during the third quarter from a decline in both the yield on the loan and the securities portfolios. The core margin was favorably impacted by a change in the mix of earning assets, a shift in funding sources and a slight decline in funding costs. The decline in funding costs is mainly related to the redemption of the Whitney Bank sub debt.

Whitney’s acquired loan portfolio continued to perform better than expected during the third quarter. As a result, re-projections of expected cash flows from the acquired portfolio led to higher yields realized on this portfolio that favorably impacted both net interest income and the net interest margin and offset the core margin compression.

As earning assets continue to reprice, and with a diminished opportunity to significantly lower funding costs, management expects continued compression on the core margin in the near term. All else equal, compression in the reported margin in the near term is also anticipated.

Non-interest Income

Non-interest income totaled $63.8 million for the third quarter of 2012, up slightly from $63.6 million in the second quarter of 2012. Included in the third quarter was $.9 million from gains on securities transactions. Excluding securities transactions, non-interest income declined slightly from second quarter of 2012.

Hancock reports third quarter 2012 financial results

October 25, 2012

Service charges on deposits totaled $20.8 million for the third quarter of 2012, virtually unchanged from the second quarter of 2012.

Bankcard fees totaled $7.6 million in the third quarter of 2012, down $.5 million from the second quarter. As noted previously, the Durbin interchange restrictions began impacting Hancock Bank on July 1, 2012 and resulted in a loss of bankcard fees of approximately $2.0 million during the third quarter of 2012. This loss of income was partly offset by a $1.4 million increase in merchant fees during the third quarter. The increase in merchant fees is related to the reacquisition of the Company’s merchant business and change in the terms of the servicing agreement. The reacquisition also added approximately $.5 million to amortization of intangibles in the third quarter. The Durbin interchange restrictions negatively impacted the third quarter’s ATMs fees by approximately $.5 million.

Fees from secondary mortgage operations totaled $4.3 million for the third quarter of 2012, up $1.3 million linked-quarter. The increase reflects a higher volume of mortgage production during the third quarter mainly related to refinancing activity.

Fees related to trust, insurance, and investment and annuity lines of business were all down linked-quarter, mainly reflecting the volatility and seasonality of those businesses.

Non-interest Expense & Taxes

Operating expense for the third quarter of 2012 totaled $164.4 million, down $3.6 million from the second quarter of 2012. Operating expense excludes merger-related costs and for the third quarter of 2012, $5.3 million of sub debt repurchase expenses. There were essentially no merger-related costs in the third quarter of 2012, compared to $11.9 million of pre-tax merger costs in the second quarter of 2012.

Total personnel expense was $88.2 million in the third quarter of 2012, a decrease of $1.2 million from the second quarter of 2012. The linked-quarter decrease mainly reflects the staff reductions associated with the core systems conversion and branch consolidations. Linked-quarter declines related to the systems conversion and branch consolidations are also reflected in occupancy, equipment and various categories included in other noninterest expense.

Amortization of intangibles totaled $8.1 million during the third quarter, up from $7.9 million in the second quarter of 2012. The increase is related to the reacquisition of the merchant services business noted above. Amortization of intangibles should approximate $7.8 million in the fourth quarter of 2012.

Operating expense, excluding amortization of intangibles, was $156.3 million for the third quarter of 2012. Management expects additional cost savings will continue to be generated in the fourth quarter of 2012, and is reiterating its operating expense guidance for the fourth quarter of 2012 of $149 million to $153 million, excluding amortization of intangibles.

Hancock reports third quarter 2012 financial results

October 25, 2012

During the third quarter of 2012, the Company announced the closing of several branches as part of its ongoing branch rationalization process. The Company is continuing its review of its current branch network and will announce additional closures, relocations or new branch openings as decisions are approved.

The effective income tax rate for the third quarter of 2012 was 26%, essentially unchanged from the second quarter of 2012. The effective income tax rate continues to be less than the statutory rate of 35%, due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity totaled $2.4 billion at September 30, 2012. The Company remained well-capitalized and improved its tangible common equity ratio to 9.09% at September 30, 2012, up from 8.72% at June 30, 2012. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time Friday, October 26, 2012 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. A slide presentation related to third quarter results is also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through November 2, 2012 by dialing (855) 859-2056 or (404) 537-3406, passcode 37314225.

About Hancock Holding Company

Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates a combined total of more than 250 full-service bank branches and over 350 ATMs across a Gulf south corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; and corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, La., and Orlando, Fla.; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Hancock reports third quarter 2012 financial results

October 25, 2012

Forward-looking statements that we may make include, but may not be limited to, comments with respect to loan growth, deposit trends, credit quality trends, future sales of ORE properties, net interest margin trends, future expense levels and the ability to achieve additional cost savings, projected tax rates, economic conditions in our markets, future profitability, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company

Financial Highlights

(amounts in thousands, except per share data and FTE headcount)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Per Common Share Data

Earnings per share:
Basic	$0.55	$0.46	$0.36	$1.23	$0.97
Diluted	$0.55	$0.46	$0.36	$1.22	$0.97
Operating earnings per share: (a)
Basic	$0.58	$0.55	$0.53	$1.61	$1.48
Diluted	$0.58	$0.55	$0.53	$1.60	$1.48
Cash dividends per share	$0.24	$0.24	$0.24	$0.72	$0.72
Book value per share (period-end)	$28.71	$28.30	$28.65	$28.71	$28.65
Tangible book value per share (period-end)	$18.97	$18.46	$18.78	$18.97	$18.78
Weighted average number of shares:
Basic	84,777	84,751	84,699	84,757	59,149
Diluted	85,632	85,500	84,985	85,525	59,442
Period-end number of shares	84,782	84,774	84,698	84,782	84,698
Market data:
High sales price	$33.27	$36.56	$33.25	$36.73	$35.68
Low sales price	$27.99	$27.96	$25.61	$27.96	$25.61
Period end closing price	$30.98	$30.44	$26.81	$30.98	$26.81
Trading volume	26,877	39,310	38,205	98,609	96,269

Other Period-end Data

FTE headcount	4,290	4,456	4,740	4,290	4,740
Tangible common equity	$1,608,285	$1,565,029	$1,590,264	$1,608,285	$1,590,264
Tier I capital	$1,619,807	$1,581,101	$1,549,153	$1,619,807	$1,549,153
Goodwill	$628,877	$628,877	$629,688	$628,877	$629,688
Amortizing intangibles	$197,139	$205,249	$206,424	$197,139	$206,424

Performance Ratios

Return on average assets	1.00%	0.83%	0.62%	0.74%	0.59%
Return on average assets (operating) (a)	1.07%	1.00%	0.92%	0.97%	0.89%
Return on average common equity	7.77%	6.62%	4.98%	5.86%	4.85%
Return on average common equity (operating) (a)	8.24%	7.93%	7.40%	7.68%	7.40%
Tangible common equity ratio	9.09%	8.72%	8.56%	9.09%	8.56%
Earning asset yield (TE)	4.84%	4.80%	4.82%	4.82%	4.81%
Total cost of funds	0.30%	0.32%	0.50%	0.34%	0.63%
Net interest margin (TE)	4.54%	4.48%	4.32%	4.48%	4.18%
Efficiency ratio (b)	64.33%	65.67%	66.98%	65.93%	66.81%
Allowance for loan losses as a percent of period-end loans	1.19%	1.27%	1.06%	1.19%	1.06%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	77.81%	104.78%	107.90%	77.81%	107.90%
Average loan/deposit ratio	75.85%	73.51%	72.76%	74.14%	72.60%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	25.86%	26.06%	26.49%	25.83%	29.30%

(a)	Excludes tax-effected merger related expenses, debt early redemption costs and securities transactions. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(b)	Efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, securities transactions, merger related expenses and debt redemption costs.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Asset Quality Information

Non-accrual loans (c)	$135,499	$113,384	$93,775	$135,499	$93,775
Restructured loans (d)	32,339	19,518	14,048	32,339	14,048

Total non-performing loans	167,838	132,902	107,823	167,838	107,823
ORE and foreclosed assets	130,613	138,118	123,140	130,613	123,140

Total non-performing assets	$298,451	$271,020	$230,963	$298,451	$230,963

Non-performing assets as a percent of loans, ORE and foreclosed assets	2.58%	2.42%	2.06%	2.58%	2.06%
Accruing loans 90 days past due (c)	$6,423	$1,443	$1,638	$6,423	$1,638
Accruing loans 90 days past due as a percent of loans	0.06%	0.01%	0.01%	0.06%	0.01%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.64%	2.43%	2.07%	2.64%	2.07%

Net charge-offs - non-covered	$9,728	$10,211	$7,825	$26,993	$22,507
Net charge-offs - covered	3,550	3,499	—	$22,839	375
Net charge-offs - non-covered as a percent of average loans	0.34%	0.37%	0.28%	0.32%	0.39%

Allowance for loan losses	$135,591	$140,768	$118,113	$135,591	$118,113
Allowance for loan losses as a percent of period-end loans	1.19%	1.27%	1.06%	1.19%	1.06%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	77.81%	104.78%	107.90%	77.81%	107.90%

Provision for loan losses	$8,101	$8,025	$9,256	$26,141	$27,221

Allowance for Loan Losses

Beginning Balance	$140,768	$142,337	$112,407	$124,881	$81,997
Provision for loan losses before FDIC benefit - covered loans	—	5,146	4,500	37,025	33,448
Benefit attributable to FDIC loss share agreement	—	(4,116)	(4,275)	(34,401)	(31,777)
Provision for loan losses - non-covered loans	8,101	6,995	9,031	23,517	25,550

Net provision for loan losses	8,101	8,025	9,256	26,141	27,221

Increase in indemnification asset	—	4,116	4,275	34,401	31,777
Charge-offs - non-covered	12,211	12,711	14,530	34,588	36,227
Charge-offs - covered	3,550	3,499	—	22,839	375
Recoveries - non-covered	(2,483)	(2,500)	(6,705)	(7,595)	(13,720)

Net charge-offs	13,278	13,710	7,825	49,832	22,882

Ending Balance	$135,591	$140,768	$118,113	$135,591	$118,113

Net Charge-off Information

Net charge-offs - non-covered:
Commercial/real estate loans	$3,905	$5,627	$5,174	$13,811	$15,735
Residential mortgage loans	2,012	1,846	285	4,579	730
Consumer loans	3,811	2,738	2,366	8,603	6,042

Total net charge-offs - non-covered	$9,728	$10,211	$7,825	$26,993	$22,507

Average loans:
Commercial/real estate loans	$8,018,634	$7,946,781	$8,141,068	$7,994,444	$5,286,825
Residential mortgage loans	1,573,559	1,548,803	1,527,915	1,557,210	1,018,482
Consumer loans	1,667,399	1,644,532	1,579,745	1,646,100	1,323,031

Total average loans	$11,259,592	$11,140,116	$11,248,728	$11,197,754	$7,628,338

Net charge-offs - non-covered to average loans:
Commercial/real estate loans	0.19%	0.28%	0.25%	0.23%	0.40%
Residential mortgage loans	0.51%	0.48%	0.07%	0.39%	0.10%
Consumer loans	0.91%	0.67%	0.59%	0.70%	0.61%

Total net charge-offs - non-covered to average loans	0.34%	0.37%	0.28%	0.32%	0.39%

(c)	Non-accrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(d)	Included in restructured loans are $21.6 million, $9.7 million, and $4.4 million in non-accrual loans at 9/30/12, 6/30/12, and 9/30/11, respectively. Total excludes acquired credit-impaired loans.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Income Statement

Interest income	$189,205	$190,489	$197,695	$571,410	$395,705
Interest income (TE)	192,071	193,323	200,835	580,060	404,676
Interest expense	11,949	13,030	20,653	40,407	52,840

Net interest income (TE)	180,122	180,293	180,182	539,653	351,836
Provision for loan losses	8,101	8,025	9,256	26,141	27,221
Noninterest income excluding securities transactions	62,842	63,552	64,937	187,888	145,834
Securities transactions gains/(losses)	917	—	16	929	(71)
Noninterest expense	169,714	179,972	194,019	555,149	388,404

Income before income taxes	63,200	53,014	38,720	138,530	73,003
Income tax expense	16,216	13,710	8,342	33,747	15,210

Net income	$46,984	$39,304	$30,378	$104,783	$57,793

Merger-related expenses	(38)	11,913	22,752	45,789	46,560
Securities transactions gains/(losses)	917	—	16	929	(71)
Debt early redemption	5,336	—	—	5,336	—
Taxes on adjustments	1,533	4,170	7,958	17,569	16,321

Operating income (e)	$49,832	$47,047	$45,156	$137,410	$88,103

Difference between interest income and interest income (TE)	$2,866	$2,834	$3,140	$8,650	$8,971
Provision for loan losses	8,101	8,025	9,256	26,141	27,221
Merger-related expenses	(38)	11,913	22,752	45,789	46,560
Less securities transactions gains/(losses)	917	—	16	929	(71)
Debt early redemption	5,336	—	—	5,336	—
Income tax expense	16,216	13,710	8,342	33,747	15,210

Pre-tax, pre-provision profit (PTPP) (f)	$78,548	$75,786	$73,852	$223,517	$155,826

Noninterest Income and Noninterest Expense

Service charges on deposit accounts	$20,834	$20,907	$16,858	$58,015	$38,744
Trust fees	7,743	7,983	7,215	24,464	16,507
Bank card fees	7,568	8,075	11,066	24,107	20,542
Insurance fees	4,045	4,581	4,356	12,103	12,234
Investment & annuity fees	4,269	4,607	4,642	13,291	11,042
ATM fees	4,301	4,843	4,127	13,479	10,148
Secondary mortgage market operations	4,312	3,015	3,477	11,328	6,921
Other income	9,770	9,541	13,196	31,101	29,696

Noninterest income excluding securities transactions	$62,842	$63,552	$64,937	$187,888	$145,834
Securities transactions gains/(losses)	917	—	16	929	(71)

Total noninterest income including securities transactions	$63,759	$63,552	$64,953	$188,817	$145,763

Personnel expense	$88,176	$89,330	$92,821	$269,376	$184,157
Occupancy expense (net)	13,169	13,604	13,877	41,173	28,492
Equipment expense	5,010	5,924	5,231	16,811	11,640
Other operating expense	49,951	51,279	52,241	152,328	108,223
Amortization of intangibles	8,110	7,922	7,097	24,336	9,332
Debt early redemption	5,336	—	—	5,336	—
Merger-related expenses	(38)	11,913	22,752	45,789	46,560

Total noninterest expense	$169,714	$179,972	$194,019	$555,149	$388,404

(e)	Net income less tax-effected merger costs, debt early redemption costs, and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(f)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, debt early redemption costs, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Period-end Balance Sheet

Commercial non-real estate loans	$4,235,823	$3,890,489	$3,653,336	$4,235,823	$3,653,336
Construction and land development loans	1,044,637	1,167,496	1,345,761	1,044,637	1,345,761
Commercial real estate loans	2,907,007	2,830,530	3,076,150	2,907,007	3,076,150
Residential mortgage loans	1,561,640	1,519,711	1,451,506	1,561,640	1,451,506
Consumer loans	1,685,341	1,669,920	1,575,516	1,685,341	1,575,516

Total loans	11,434,448	11,078,146	11,102,269	11,434,448	11,102,269

Loans held for sale	50,389	44,918	64,545	50,389	64,545
Securities	4,053,271	4,320,457	4,604,835	4,053,271	4,604,835
Short-term investments	320,057	650,470	895,235	320,057	895,235

Earning assets	15,858,165	16,093,991	16,666,884	15,858,165	16,666,884

Allowance for loan losses	(135,591)	(140,768)	(118,113)	(135,591)	(118,113)
Other assets	2,800,472	2,825,484	2,866,918	2,800,472	2,866,918

Total assets	$18,523,046	$18,778,707	$19,415,689	$18,523,046	$19,415,689

Noninterest bearing deposits	$5,151,146	$5,040,484	$5,050,354	$5,151,146	$5,050,354
Interest bearing transaction and savings deposits	5,876,638	5,876,843	5,580,160	5,876,638	5,580,160
Interest bearing public fund deposits	1,321,227	1,479,378	1,361,860	1,321,227	1,361,860
Time deposits	2,423,940	2,534,115	3,299,835	2,423,940	3,299,835

Total interest bearing deposits	9,621,805	9,890,336	10,241,855	9,621,805	10,241,855

Total deposits	14,772,951	14,930,820	15,292,209	14,772,951	15,292,209
Other borrowed funds	1,056,961	1,193,021	1,278,646	1,056,961	1,278,646
Other liabilities	258,646	255,504	418,172	258,646	418,172
Common shareholders’ equity	2,434,488	2,399,362	2,426,662	2,434,488	2,426,662

Total liabilities & common equity	$18,523,046	$18,778,707	$19,415,689	$18,523,046	$19,415,689

Capital Ratios

Common shareholders’ equity	$2,434,488	$2,399,362	$2,426,662	$2,434,488	$2,426,662
Tier 1 capital	1,619,807	1,581,101	1,549,153	1,619,807	1,549,153
Tangible common equity ratio	9.09%	8.72%	8.56%	9.09%	8.56%
Common equity (period-end) as a percent of total assets (period-end)	13.14%	12.78%	12.50%	13.14%	12.50%
Leverage (Tier 1) ratio	9.11%	8.71%	8.28%	9.11%	8.28%
Tier 1 risk-based capital ratio (g)	12.30%	12.18%	11.91%	12.30%	11.91%
Total risk-based capital ratio (g)	13.92%	14.20%	13.99%	13.92%	13.99%

(g)	= estimated for most recent period end

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Average Balance Sheet

Commercial non-real estate loans	$4,056,457	$3,872,026	$3,651,227	$3,903,767	$2,180,869
Construction and land development loans	1,092,181	1,235,612	1,350,920	1,197,915	942,571
Commercial real estate loans	2,869,996	2,839,143	3,138,921	2,892,762	2,163,385
Residential mortgage loans	1,573,559	1,548,803	1,527,915	1,557,210	1,018,482
Consumer loans	1,667,399	1,644,532	1,579,745	1,646,100	1,323,031

Total loans (h)	11,259,592	11,140,116	11,248,728	11,197,754	7,628,338

Securities (i)	4,039,191	4,292,686	4,358,802	4,174,956	2,686,787
Short-term investments	531,195	733,489	983,784	705,205	919,087

Earning assets	15,829,978	16,166,291	16,591,314	16,077,915	11,234,212

Allowance for loan losses	(140,661)	(142,991)	(114,304)	(136,257)	(97,574)
Other assets	2,909,649	2,964,097	3,078,674	2,983,774	2,032,113

Total assets	$18,598,966	$18,987,397	$19,555,684	$18,925,432	$13,168,751

Noninterest bearing deposits	$5,076,152	$5,149,898	$4,931,083	$5,194,751	$2,782,980
Interest bearing transaction and savings deposits	5,869,281	5,881,673	5,660,284	5,792,586	3,603,461
Interest bearing public fund deposits	1,426,405	1,517,743	1,400,972	1,491,514	1,304,594
Time deposits	2,473,450	2,604,387	3,469,365	2,624,039	2,816,037

Total interest bearing deposits	9,769,136	10,003,803	10,530,621	9,908,139	7,724,092

Total deposits	14,845,288	15,153,701	15,461,704	15,102,890	10,507,072
Other borrowed funds	1,112,304	1,212,692	1,405,815	1,187,340	892,741
Other liabilities	236,134	233,539	268,762	245,940	177,367
Common shareholders’ equity	2,405,240	2,387,465	2,419,403	2,389,262	1,591,571

Total liabilities & common equity	$18,598,966	$18,987,397	$19,555,684	$18,925,432	$13,168,751

(h)	Includes loans held for sale
(i)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans) [j]	9/30/2012	6/30/2012	9/30/2011
Non-accrual loans (k) (l)	$106,413	$100,067	$58,608
Restructured loans	32,339	19,518	14,048

Total non-performing loans	138,752	119,585	72,656
ORE and foreclosed assets (m)	91,725	93,339	99,834

Total non-performing assets	$230,477	$212,924	$172,490

Non-performing assets as a percent of loans, ORE and foreclosed assets	3.45%	3.61%	3.72%
Accruing loans 90 days past due	$6,423	$1,443	$531
Accruing loans 90 days past due as a percent of loans	0.10%	0.02%	0.01%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	3.55%	3.63%	3.73%
Allowance for loan losses (n)	$79,749	$81,376	$84,366
Allowance for loan losses as a percent of period-end loans	1.21%	1.40%	1.86%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	54.93%	67.24%	115.27%

(j)	Covered and acquired credit impaired loans are considered performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk. Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(k)	Excludes acquired covered loans not accounted for under the accretion method of $6,162, $6,174, and $34,106.
(l)	Excludes non-covered acquired performing loans at fair value of $22,924, $7,143, and $1,061.
(m)	Excludes covered foreclosed assets of $38,888, $44,779, and $23,306.
(n)	Excludes allowance for loan losses recorded on covered acquired loans of $55,842, $59,392, and $33,747. There is no allowance on non-covered impaired loans.

	6/30/2012
	Originated Loans	Acquired Loans (o)	Covered Loans (p)	Total
Commercial non-real estate loans	$1,902,292	$1,948,226	$39,971	$3,890,489
Construction and land development loans	630,997	443,057	93,442	1,167,496
Commercial real estate loans	1,316,772	1,450,796	62,962	2,830,530
Residential mortgage loans	654,149	598,199	267,363	1,519,711
Consumer loans	1,306,648	239,276	123,996	1,669,920

Total loans	$5,810,858	$4,679,554	$587,734	$11,078,146

Change in loan balance from previous quarter	$359,851	($365,928)	($46,050)	($52,127)

	9/30/2012
	Originated Loans	Acquired Loans (o)	Covered Loans (p)	Total
Commercial non-real estate loans	$2,416,143	$1,797,827	$21,855	$4,235,825
Construction and land development loans	628,067	368,476	48,094	1,044,637
Commercial real estate loans	1,421,526	1,378,706	106,775	2,907,007
Residential mortgage loans	757,471	532,551	271,618	1,561,640
Consumer loans	1,357,987	219,962	107,390	1,685,339

Total loans	$6,581,194	$4,297,522	$555,732	$11,434,448

Change in loan balance from previous quarter	$770,336	($382,032)	($32,002)	$356,302

(o)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(p)	Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Three Months Ended
	9/30/2012			6/30/2012			9/30/2011
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$109,069	$8,018,634	5.41%	$108,777	$7,946,781	5.50%	$113,111	$8,141,068	5.51%
Residential mortgage loans	28,533	1,573,559	7.25%	28,709	1,548,803	7.41%	26,166	1,527,915	6.85%
Consumer loans	29,942	1,667,399	7.14%	28,372	1,644,532	6.92%	28,328	1,579,745	7.11%
Loan fees & late charges	891	—	0.00%	1,548	—	0.00%	886	—	0.00%

Total loans (TE)	168,435	11,259,592	5.95%	167,406	11,140,116	6.04%	168,491	11,248,728	5.95%

US treasury securities	2	150	4.64%	2	150	4.66%	11	10,617	0.41%
US agency securities	49	18,269	1.08%	736	141,999	2.07%	1,851	362,689	2.04%
CMOs	7,820	1,663,741	1.88%	7,983	1,578,438	2.02%	7,129	1,089,308	2.62%
Mortgage backed securities	12,530	2,097,097	2.39%	13,921	2,296,126	2.43%	19,003	2,567,892	2.96%
Municipals (TE)	2,864	252,771	4.53%	2,741	266,661	4.11%	3,471	306,863	4.52%
Other securities	63	7,163	3.58%	65	9,312	2.79%	246	21,433	4.58%

Total securities (TE) (q)	23,328	4,039,191	2.30%	25,448	4,292,686	2.37%	31,711	4,358,802	2.91%

Total short-term investments	308	531,195	0.23%	469	733,489	0.26%	633	983,784	0.26%

Average earning assets yield (TE)	192,071	$15,829,978	4.84%	$193,323	$16,166,291	4.80%	$200,835	$16,591,314	4.82%

Interest-bearing Liabilities
Interest-bearing transaction and savings deposits	1,688	5,869,281	0.11%	1,764	5,881,673	0.12%	2,810	5,660,284	0.20%
Time deposits	4,829	2,473,450	0.78%	5,018	2,604,387	0.77%	11,209	3,469,365	1.28%
Public Funds	1,002	1,426,405	0.28%	1,090	1,517,743	0.29%	1,119	1,400,972	0.32%

Total interest bearing deposits	7,519	9,769,136	0.31%	7,872	10,003,803	0.32%	15,138	10,530,621	0.57%

Total borrowings	4,430	1,112,304	1.58%	5,158	1,212,692	1.71%	5,515	1,405,815	1.56%

Total interest bearing liabilities cost	$11,949	$10,881,440	0.44%	$13,030	$11,216,495	0.47%	$20,653	$11,936,436	0.69%

Net interest-free funding sources		4,948,538			4,949,796			4,654,878

Total Cost of Funds	$11,949	$15,829,978	0.30%	$13,030	$16,166,291	0.32%	$20,653	$16,591,314	0.50%

Net Interest Spread (TE)	$180,122		4.40%	$180,293		4.33%	$180,182		4.13%

Net Interest Margin (TE)	$180,122	$15,829,978	4.54%	$180,293	$16,166,291	4.48%	$180,182	$16,591,314	4.32%

(q)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Nine Months Ended
	9/30/2012			9/30/2011
	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$330,355	$7,994,444	5.52%	$213,504	$5,286,825	5.39%
Residential mortgage loans	83,664	1,557,210	7.16%	51,829	1,018,482	6.79%
Consumer loans	86,876	1,646,100	7.05%	69,130	1,323,031	6.99%
Loan fees & late charges	3,238	—	0.00%	1,062	—	0.00%

Total loans (TE)	504,133	11,197,754	6.01%	335,525	7,628,338	5.88%

US treasury securities	5	150	4.66%	36	10,738	0.45%
US agency securities	2,047	126,123	2.16%	4,089	284,067	1.92%
CMOs	22,586	1,534,909	1.96%	13,422	615,835	2.91%
Mortgage backed securities	40,858	2,237,794	2.43%	40,409	1,517,871	3.55%
Municipals (TE)	8,872	267,793	4.42%	8,979	232,825	5.14%
Other securities	255	8,187	4.15%	768	25,451	4.03%

Total securities (TE) (q)	74,623	4,174,956	2.39%	67,703	2,686,787	3.36%

Total short-term investments	1,304	705,205	0.25%	1,448	919,087	0.21%

Average earning assets yield (TE)	580,060	$16,077,915	4.82%	$404,676	$11,234,212	4.81%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$5,634	$5,792,586	0.13%	$5,937	$3,603,461	0.22%
Time deposits	16,735	2,624,039	0.85%	32,659	2,816,037	1.55%
Public Funds	3,285	1,491,514	0.29%	4,120	1,304,594	0.42%

Total interest bearing deposits	$25,654	$9,908,139	0.35%	$42,716	$7,724,092	0.74%

Total borrowings	14,753	1,187,340	1.66%	10,123	892,741	1.52%

Total interest bearing liabilities cost	$40,407	$11,095,479	0.49%	$52,840	$8,616,833	0.82%

Net interest-free funding sources		4,982,436			2,617,379

Total Cost of Funds	$40,407	$16,077,915	0.34%	$52,840	$11,234,212	0.63%

Net Interest Spread (TE)	$539,653		4.33%	$351,836		3.99%

Net Interest Margin (TE)	$539,653	$16,077,915	4.48%	$351,836	$11,234,212	4.18%

(q)	Average securities does not include unrealized holding gains/losses on available for sale securities.

- end -

WHITNEY
BANKS
Two
proud pasts,
ONE
STRONG FUTURE

Hancock Bank | WHITNEY

Hancock Holding Company

Third Quarter 2012 Financial Results October 25, 2012 Third Quarter 2012 Financial Results October 25, 2012

Forward-Looking
Statements
Forward-Looking
Statements
Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statement regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2011 and form 10-Q for the quarter ended September 30, 2012.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Hancock Bank | WHITNEY

Hancock Bank
A Hancock Holding Company
WHITNEY BANK
A Hancock Holding Company

• Operating earnings $50 million or $.58 per diluted common share*
Up 5% linked-quarter on a per share basis
• Premium and related tender costs on repurchase of a portion of Whitney Bank sub debt totaled $5.3 million, pre-tax
• Fundamentals remained solid
• Operating ROA 1.07%
• Net loans up $356 million linked-quarter, or 3%
• Generated additional quarterly cost savings
• Reported net interest margin (NIM) expansion
• Continued focus on improving overall results and growing the Company
Third Quarter 2012
Highlights
As of September 30, 2012

* A reconciliation of net income to operating income is included in the appendix..

1.20%
1.10%
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
-0.20%
-0.30%
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

ROA Guidance of 1.10%
to 1.20% Within Reach
ROA Guidance of 1.10%
ROA Guidance of 1.10%
to 1.20% Within Reach
to 1.20% Within Reach
HBHC/WTNY
Proforma
HBHC post merger
*   Whitney acquired June 4, 2011
** 3Q12 operating ROA also excludes early sub debt redemption costs
*
Operating ROA
(excludes merger costs)***

**
Guidance: 1.10% - 1.20%
*** A reconciliation of net income to operating income is included in the appendix..

Whitney Subordinated
Notes Tender Offer
• Original issue by Whitney National Bank in March 2007 of $150 million
5.875% notes due 4-1-2017
• Tender offer for up to 50% of the outstanding notes announced June 18, 2012
(expired July 16, 2012)
• Repurchased approximately $52 million
• In addition to paying the indebtedness represented by the notes and accrued interest, the Company incurred approximately $5.3 million in costs, including a premium of $5.1 million
• Annual savings of approximately $3 million through reduced interest costs

Third Quarter 2012
Earnings Summary
Third Quarter 2012
Earnings Summary
As of September 30, 2012

($s in millions; except per share data) 3Q12 2Q12
change
Operating Income* $49.8 $47.0
+6%
Operating E.P.S. (diluted)* $.58 $.55
+5%
Return on Assets (operating)* 1.07% 1.00%
+7bps
Merger Costs --- $11.9 n/m
Net Income $47.0 $39.3
+20%
Earnings Per Share (diluted) $.55 $.46
+20%
Pre-Tax, Pre-Provision Income* $78.5 $75.8
+4%
Net Interest Margin 4.54% 4.48%
+6bps
Net Charge-offs non-covered 0.34% 0.37%
-3bps
Tangible Common Equity 9.09% 8.72%
+37bps
Efficiency Ratio** 64.33% 65.67%
-134bps
* A reconciliation of net income to operating income and pre-tax, pre-provision income is included in the appendix.
** Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, securities transactions, sub debt redemption costs and merger expenses.

Consumer
15%
C&I
37%
Residential
mortgage
14%
CRE
25%
C&D
9%

Growth Continues In C&I
Portfolio
• Total loans $11.4B; up $356 million, or 3% linked-quarter
• Compared to the same period last year non-covered loans are up almost $500 million, or 5%
•
Growth in C&I (+17%), residential mortgage (+11%), consumer loans
(+11%) offset by declines in construction (-17%) and commercial real estate (-7%)
•
Result is a better quality, more diversified portfolio
• The loan pipeline remains strong, but the market for new
loans remains highly competitive
• Although management expects continued net loan growth in
future quarters, the rate of growth may be below the pace in the current quarter
Period-end balances. As of September 30, 2012

$s in millions 3Q12 2Q12 3Q11 % Chg (QTR) % Chg (Annual)
Loans (excluding covered portfolio) 10,878.5 $ 10,490.3 $ 10,380.4 $ 3.7% 4.8%
  Commercial 4,213.9       3,850.5       3,610.3       9.4% 16.7%
  Construction 996.5           1,074.1       1,197.6       -7.2% -16.8%
  Real Estate 2,800.2       2,767.5       2,998.1       1.2% -6.6%
  Residential mortgage 1,290.0       1,252.3       1,156.5       3.0% 11.5%
  Consumer 1,577.9       1,545.9       1,417.9       2.1% 11.3%
Total Loan Mix 9/30/12

Loans outstanding to oil & gas industry customers totaled $758 million, or approximately
7% of total loans, at September 30, 2012
Balanced portfolio including many long-time relationships
Hired new energy lending team in May 2012
Energy portfolio increased $125 million from June 30, 2012
Increase In Energy Lending  Related
To Recent Strategic Hires
As of September 30, 2012

Energy Portfolio Mix
E&P
31%
Transportation
22%
Drilling & Pre-
drilling
24%
Service &
Supply
17%
Other
6%

Time deposits 16%
DDA 35%
Interest-bearing public funds 9%
Interest-bearing transaction & savings 40%

Strong Core Deposit
Strong Core Deposit
Funding
Funding
•
Total deposits $14.8 billion, down 1% linked-
quarter
•
Funding mix remained strong
– Shift continued from CDs in to no and low costs deposits
– Cost of funds (30bps); down 2bps from 2Q12
– Noninterest bearing demand deposits (DDA) comprised
35% of total period-end deposits
– Continued favorable mix
•
Decline mainly related to the seasonal trends in
public funds
•
Approximately $1.5B in CDs maturing over the
next 4 quarters at average rate of .50%
Period-end balances. As of September 30, 2012 9
Deposit Mix 9/30/12

Strong, Stable
Net Interest Margin
•
Net interest margin (NIM) 4.54%, up 6bps linked-quarter
– Core margin slightly compressed
– Reflects a favorable shift in earning asset mix and funding sources, a decline in funding costs, offset by a decline in the securities portfolio yield and loan portfolio yield
– Increase of net purchase accounting adjustments, mainly from the Whitney transaction, positively impacted net interest income and NIM
•
As earning assets continue to reprice,
and with a diminished opportunity to
significantly lower funding costs,
continued compression on the core
margin in the near term is expected
•
All else equal, compression
in the reported margin is also
anticipated in the near term
As of September 30, 2012 10
4.32%
4.39%
4.43%
4.48%
4.54%
3Q11 4Q11 1Q12 2Q12 3Q12
NIM - reported

Whitney Portfolio Performing
Better Than Expected
• FAS 91 mark accreted into earnings over the life of the portfolio
• Credit impaired mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
As of September 30, 2012 11
$s in millions
Credit
Impaired
(SOP 03-3)
Performing
(FAS 91) Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 9/30/12 $232 $100 $332
Remaining acquired portfolio loan balances at
9/30/12
$427 $4,201 $4,628
Acquired loan charge-offs from acquisition thru
9/30/12
$21 $5 $26
Discount at 9/30/12 54.2% 2.4% 7.2%

Working To Enhance
Fee Growth
•
Noninterest income totaled $63.8 million, virtually flat linked-quarter
•
Includes $.9 million of securities gains
•
Bankcard fees totaled $7.6 million, down $.5 million from 2Q12
•
The Durbin interchange restrictions began impacting Hancock Bank on July 1, 2012
•
Resulted in a loss of bankcard fees of approximately $2.0 million during 3Q12
•
Loss of income was partly offset by a $1.4 million increase in merchant fees
•
The Durbin interchange restrictions negatively impacted ATMs fees by approximately $.5 million
•
Fees from secondary mortgage operations totaled $4.3 million, up $1.3 million linked-quarter
•
Increase reflects a higher volume of mortgage production during the third quarter mainly from refinancing activity
As of September 30, 2012 12

Focused On Improving
Efficiency Ratio
• Operating expense* totaled $164 million, down
$3.6 million from 2Q12
– Amortization of intangibles totaled $8.1 million
• Personnel expense decreased $1.2 million,
reflecting the reduction in FTE associated
with the systems conversion and branch
consolidations
• Linked-quarter declines related to the systems
conversion and branch consolidations are also
reflected in occupancy, equipment and various
categories included in other noninterest expense
• Efficiency ratio 64.33%**
– Short term target: 62-63%;
– Longer term target: less than 60%
As of September 30, 2012
* Excludes merger costs and sub debt early redemption costs
** Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, sub debt redemption costs, securities transactions and merger expenses

66.98%
65.39%
67.81%
65.67%
64.33%
62.5%
3Q11 4Q11 1Q12 2Q12 3Q12
Efficiency Ratio
ST Target (midpoint)

Operating expense (excluding amortization of intangibles)
$190
$180
$170
$160
$150
$140
3Q10 Proforma
4Q10 Proforma
1Q11 Proforma
2Q11 Proforma/Actual
3Q11 Actual
4Q11 Actual
1Q12 Actual
2Q12 Actual
3Q12 Actual
4Q12 Projected (range)
$s in millions

Reiterating Operating Expense
Guidance for 4Q12
• Expect total operating
expense, excluding
amortization of intangibles, of
$149MM - $153MM in 4Q12
• *4Q12 guidance includes
$134MM of cost savings
projected for the Whitney
acquisition (or $33.5MM
quarterly)
• 4Q12 guidance also includes
a modest level of normal
annual expense growth as
well as costs associated with
new strategic initiatives
As of September 30, 2012

***Base period for determining cost
savings (excluding amortization of
intangibles)
Operating expense excludes merger costs and sub debt early redemption costs
$s in millions
Legacy Whitney 111.7 $
Legacy Hancock 67.4
   Proforma 3Q10*** 179.1
Projected cost saves
Quarterly* (33.5)
145.6 $
$s in millions
4Q12 Guidance (range) 149.0 $ 153.0 $
(operating expense excluding amortization of intangibles)
Projected 4Q12 7.8 7.8
Amortization of intangibles
Projected 4Q12 operating 156.8 $ 160.8 $
expense (range)

•
Provision for loan losses was $8.1 million, virtually unchanged from 2Q12
•
Net charge-offs totaled $9.7 million, or 0.34%, related to the non-covered portfolio
•
ALLL/loans 1.21% (excluding the impact of the Whitney acquired loans and FDIC covered loans)
•
Total nonperforming assets increased $27 million linked-quarter
•
Nonaccrual loans up $22 million; mainly related to a small portion of Whitney’s acquired portfolio that was performing at acquisition date and has subsequently moved to nonaccrual
•
Restructured loans up $13 million
•
ORE and foreclosed assets down $8 million
•
Approximately $60 million of current ORE properties under sales contracts, scheduled to close in 4Q12
Asset Quality In Line With
Previous Quarters’ Range
As of September 30, 2012

$s in millions
Criticized Loans
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
2Q11 3Q11 4Q11 1Q12 2Q12 3Q12

12.00%
11.00%
10.00%
9.00%
8.00%
7.00%
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
TCE
Minimum Target

•
TCE ratio improved to 9.09%, up 37bps linked-quarter
•
Expect to build capital in the near term
•
Will continue to look for opportunities to deploy excess capital and liquidity in the best interest of the Company and its shareholders
Well-Capitalized
Company
As of September 30, 2012
Capital
raise
Whitney
acquisition

Tangible Common Equity (TCE) Ratio

Hancock Bank | WHITNEY

togetherwebuild
WHITNEY
Hancock Bank.

17 Appendix

Non-GAAP
Reconciliation
Non-GAAP
Reconciliation
Reconciliation

(a) Net income less tax-effected merger costs, debt early redemption costs, and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(b)  Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, debt early redemption costs, and securities transactions.
Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(amounts in thousands)
(unaudited)
9/30/2012 6/30/2012 9/30/2011 9/30/2012 9/30/2011
Income Statement
Interest income $189,205 $190,489 $197,695 $571,410 $395,705
Interest income (TE) 192,071 193,323 200,835 580,060 404,676
Interest expense 11,949 13,030 20,653 40,407 52,840
Net interest income (TE) 180,122 180,293 180,182 539,653 351,836
Provision for loan losses 8,101 8,025 9,256 26,141 27,221
Noninterest income excluding
  securities transactions 62,842 63,552 64,937 187,888 145,834
Securities transactions gains/(losses) 917 -                      16                     929                   (71)
Noninterest expense 169,714 179,972 194,019 555,149 388,404
Income before income taxes 63,200 53,014 38,720 138,530 73,003
Income tax expense 16,216 13,710 8,342 33,747 15,210
Net income $46,984 $39,304 $30,378 $104,783 $57,793
Merger-related expenses (38) 11,913 22,752 45,789 46,560
Securities transactions gains/(losses) 917                     -                      16                     929                   (71)
Debt early redemption 5,336             -                      -                        5,336                -
Taxes on adjustments 1,533 4,170 7,958 17,569 16,321
Operating income (a) $49,832 $47,047 $45,156 $137,410 $88,103
Difference between interest income and interest income (TE) $2,866 $2,834 $3,140 $8,650 $8,971
Provision for loan losses 8,101 8,025 9,256 26,141 27,221
Merger-related expenses (38) 11,913 22,752 45,789 46,560
Less securities transactions gains/(losses) 917 -                      16                     929 (71)
Debt early redemption 5,336                 -                      -                        5,336 -
Income tax expense 16,216 13,710 8,342 33,747 15,210
Pre-tax, pre-provision profit (PTPP) (b) $78,548 $75,786 $73,852 $223,517 $155,826
Three Months Ended Nine Months Ended

Third Quarter 2012 Financial Results October 25, 2012 Third Quarter 2012 Financial Results October 25, 2012